Exhibit 10.84

FOURTH AMENDMENT TO
PURCHASE, SALE AND SERVICE AGREEMENT
FOR PROPANE/BUTANE MIX
KING RANCH GAS PLANT

This Fourth Amendment to Purchase, Sale and Service Agreement for Propane/Butane Mix (“Fourth Amendment”) is made and entered into, effective March 1, 2006, by and between, ExxonMobil Gas & Power Marketing Company (“EMGPM”), a division of Exxon Mobil Corporation, a New Jersey corporation, and Penn Octane Corporation (“POC”), a Delaware corporation.

Recitals:

WHEREAS, Exxon Company, USA (a division of Exxon Corporations) and Penn Octane Corporation entered into that certain Purchase, Sale and service agreement for Propane/butane Mix (“Original Agreement”) dated October 1, 1999; and

WHEREAS, effective November 30, 1999, Exxon Corporation changed its name to Exxon Mobil Corporation and the stewardship of the Original Agreement was transferred to ExxonMobil Gas Marketing Company. Subsequently, ExxonMobil Gas Marketing Company changed its name to ExxonMobil Gas & Power Marketing Company (“EMGPM”), and

WHEREAS, EMGPM and POC amended the Original Agreement by that certain First Amendment to Purchase, Sale and Service Agreement for Propane/Butane Mix, dated effective January 20, 2000, and

WHEREAS, EMGPM and POC amended the Original Agreement by that certain Second Amendment to Purchase, Sale and Service Agreement for Propane/Butane Mix, dated effective February 29, 2000, and

WHEREAS, EMGPM and POC amended the Original Agreement by that certain Third Amendment to Purchase, Sale and Service Agreement for Propane/Butane Mix, dated effective April 1, 2005, and

Agreements:

NOW, THEREFORE, in consideration of the mutual benefits of the Parties as set out in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Terms used as defined terms herein shall have the meaning ascribed to them in the Original Agreement, unless otherwise indicated herein.

Exhibit 10.84

Article 2.1, entitled “Term”, shall be deleted in its entirety and replaced with the following:

    “2.1         TERM   The initial term of this Agreement shall commence on the Effective Date and shall continue through September 30, 2010. This Agreement shall thereafter automatically be renewed on a year-to-year basis until written notice of termination is given by either Party at least twelve (12) months prior to the end of the initial term or any subsequent renewal term. The initial term of this Agreement, as renewed from time to time, shall be referred to as the “Term”.

ExxonMobil Gas & Power Marketing Company,		Penn Octane Corporation
A division of Exxon Mobil Corporation

By:	/s/ Alan L. Clark	By:	/s/ Charles Handly

Name:	Alan L. Clark	Name:

Title:	Lead, Gulf Coast Supply & Logistics	Title: